As filed with the Securities and Exchange Commission on July 12, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

(Exact name of registrant as specified in its charter)

Maryland	86-3125132
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

420 N. Wabash Avenue Suite 500 Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip code)

Chicago Atlantic Real Estate Finance, Inc. 2021 Omnibus Incentive Plan

(Full title of the plan)

Anthony Cappell

Chief Executive Officer

Chicago Atlantic Real Estate Finance, Inc.

420 N. Wabash Avenue, Suite 500

Chicago, Illinois 60611

(Name and address of agent for service)

(312) 809-7002

(Telephone number, including area code, of agent for service)

Copies to:

Owen J. Pinkerton, Esq.
Daniel R. McKeithen, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street, N.W.
Washington, DC 20001
(202) 383-0262

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers 605,200 additional shares of common stock, par value $0.01 per share (“Common Stock”) of Chicago Atlantic Real Estate Finance, Inc. (the “Registrant”) to be issued pursuant to the Chicago Atlantic Real Estate Finance, Inc. 2021 Omnibus Incentive Plan (the “Plan”). The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) (File No. 333-261589) on December 10, 2021, together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered pursuant to such registration statement.

Pursuant to the Plan, the Registrant is authorized to issue up to 8.5% of its issued and outstanding Common Stock immediately following a Public Listing (as that term is defined in the Plan). The additional shares of Common Stock being registered on this Registration Statement, together with the previously registered shares, represent the full amount of the shares authorized to be issued pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on April 14, 2022;

(b) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 12, 2022;

(c) the Registrant’s Current Reports on Form 8-K, filed with the SEC on January 19, 2022, February 8, 2022, May 13, 2022 and June 3, 2022, and the Registrant’s amended Current Reports on Form 8-K/A, filed with the SEC on March 2, 2022, March 31, 2022 and April 20, 2022;

(d) the description of the Company’s common stock, par value $0.01 per share, contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on December 3, 2021, including any amendments or reports filed for the purpose of updating such description.

All documents filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Chicago Atlantic Real Estate Finance, Inc. 2021 Omnibus Incentive Plan (Filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-11 (File No. 333-260505), filed with the SEC on November 12, 2021).
5.1	Opinion of Venable LLP.*
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).*
23.2	Consent of BDO USA LLP.*
24.1	Power of Attorney (included on signature page).*
107.1	Filing Fees Table*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 12th day of July, 2022.

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

By:	/s/ Anthony Cappell
	Name:	Anthony Cappell
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each officer and director of Chicago Atlantic Real Estate Finance, Inc. whose signature appears below hereby constitutes and appoints Dr. Andreas Bodmeier and Lindsay Menze, and each of them to act without the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution, resubstitution and revocation, for him and on his behalf and in his name, place and stead, in any and all capacities, to execute and file this Registration Statement on Form S-8 and any and all amendments thereto (including, without limitation, any post-effective amendments), with any and all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on July 12, 2022.

Name	Title

/s/ Anthony Cappell	Chief Executive Officer and Director
Anthony Cappell	(Principal Executive Officer)

/s/ Lindsay Menze	Chief Financial Officer, Treasurer and Secretary
Lindsay Menze	(Principal Financial and Accounting Officer)

/s/ John Mazarakis	Director
John Mazarakis

/s/ Andreas Bodmeier	Director
Andreas Bodmeier

/s/ Peter Sack	Director
Peter Sack

/s/ Jason Papastavrou	Director
Jason Papastavrou

/s/ Frederick C. Herbst	Director
Frederick C. Herbst

/s/ Brandon Konigsberg	Director
Brandon Konigsberg

/s/ Donald E. Gulbrandsen	Director
Donald E. Gulbrandsen

/s/ Michael L. Steiner	Director
Michael L. Steiner

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